Exhibit 15.1

34/F, Tower 3, China Central Place, 77 Jianguo Road, Beijing 100025, China

Telephone: (86-10) 5809-1000  Facsimile: (86-10) 5809-1100

May 27, 2020

Fang Holdings Limited

Tower A, No.20 Guogongzhuang Middle Street

Fengtai District, Beijing 100070

The People’s Republic of China

Dear Sirs:

We consent to the reference to our firm under the headings “Risk Factors” and “Regulation” in the Annual Report of Fang Holdings Limited (the “Company”) on Form 20-F for the year ended December 31, 2019, which will be filed with the Securities and Exchange Commission (the “SEC”) and to the incorporation by reference in the Company’s Registration Statements on Form S-8 (File No.333-173157 and 333-207182) filed with the SEC on March 30, 2011 and September 29, 2015, respectively, of such references to our firm under such headings.

We also consent to the filing with the SEC of this consent letter as an exhibit to the Company’s Annual report on Form 20-F for the year ended December 31, 2019.

Yours faithfully

/s/ Jingtian & Gongcheng

Jingtian & Gongcheng